EXHIBIT 10.27

RESTRICTED STOCK UNIT GRANT CERTIFICATE
UNDER THE KKR & CO. INC. 2019 EQUITY INCENTIVE PLAN
(EXECUTIVE)

KKR & Co. Inc. (the “Corporation”), pursuant to its KKR & Co. Inc. 2019 Equity Incentive Plan (the “Plan”), hereby grants to the Grantee set forth below the number of Restricted Stock Units (“RSUs”) set forth below.  The RSUs are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement (attached hereto), and in the Plan, all of which are incorporated herein in their entirety.  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Grantee:	Participant Name

Date of Grant:	Grant Date

Number of RSUs:	Number of Awards Granted

Vesting Schedule:
The following sets forth each applicable Service Vesting Date upon which the RSUs granted hereunder shall become vested, subject to the Grantee’s continued Employment through each such date and other terms and conditions contained in the attached Restricted Stock Unit Grant Agreement.

Percentage of RSUs Vesting:	Applicable Service Vesting Date:

Post-Settlement Transfer Restrictions under Section 3.3 of the Restricted Stock Unit Agreement:	☐ Applicable ☐ Inapplicable

Minimum Retained Ownership Percentage under Section 3.4 of the Restricted Stock Unit Agreement:	☐ Applicable ☐ Inapplicable Minimum Retained Ownership Percentage if applicable: 15%

*          *          *

THE UNDERSIGNED GRANTEE ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT GRANT CERTIFICATE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT GRANT CERTIFICATE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN.

KKR & CO. INC.	GRANTEE

Electronic Signature
By:	Name: Participant Name
Title:	Date: Grant Date

RESTRICTED STOCK UNIT AGREEMENT
UNDER THE KKR & CO. INC. 2019 EQUITY INCENTIVE PLAN
(EXECUTIVE)

Pursuant to the Restricted Stock Unit Grant Certificate (the “RSU Grant Certificate”) delivered to the Grantee (as defined in the RSU Grant Certificate), and subject to the terms of this Restricted Stock Unit Agreement (this “Agreement”) and the KKR & Co. Inc. 2019 Equity Incentive Plan (the “Plan”), KKR & Co. Inc. (the “Corporation”) and the Grantee agree as follows. The RSU Grant Certificate is incorporated into and deemed a part of this Agreement. Capitalized terms not otherwise defined herein or in Appendix A (attached hereto) shall have the meaning set forth in the Plan.

RECITALS

WHEREAS, the board of directors of the Corporation (the “Board”) has determined it is in the best interests of the Corporation to provide the Grantee with this Agreement and the RSU Grant Certificate pursuant to and in accordance with the terms of the Plan.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree to the following:

ARTICLE I
GRANT OF RESTRICTED STOCK UNITS

Section 1.1.   Grant of Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Corporation hereby grants to the Grantee the number of Restricted Stock Units (“RSUs”) provided in the RSU Grant Certificate (with each RSU representing an unfunded, unsecured right to receive one share of Class A Common Stock upon vesting, subject to any adjustment pursuant to Section 9 of the Plan). The grant of RSUs hereunder is conditioned upon the Grantee’s agreement to and compliance with the covenants and obligations contained in the confidentiality and restrictive covenant obligations, attached hereto as Appendix C (the “Confidentiality and Restrictive Covenant Agreement”) and incorporated herein by reference.

ARTICLE II
VESTING AND SETTLEMENT OF RESTRICTED STOCK UNITS

Section 2.1.   Vesting of RSUs.

(a)	Subject to the terms and conditions contained herein and in the Plan, the RSUs shall vest as provided in the RSU Grant Certificate and this Section 2.1.

(i)
Subject to the Grantee’s continued Employment through the Service Vesting Date(s) as specified in the RSU Grant Certificate, the RSUs shall become vested on such date(s) as to the percentage(s) of RSUs set forth in the RSU Grant Certificate.

(ii)
If, prior to the date the RSUs are vested or such RSUs otherwise terminate and are forfeited: (A) the Grantee's Employment terminates due to the Grantee's Retirement, then all Retirement RSUs shall be vested; (B) the Grantee dies or experiences a Disability, then all unvested RSUs shall be vested; and (C) a Change in Control occurs prior to any termination of the Grantee's Employment, then all or any portion of any unvested RSUs may be vested, subject, in each case of clause (A), (B) or (C), to the discretion of the Administrator.  Notwithstanding the foregoing, if the Corporation receives an opinion of counsel that there has been a legal judgment or legal development in the Grantee’s jurisdiction that would likely result in the favorable treatment applicable to the Retirement RSUs pursuant to this Section 2.1(a)(ii) being deemed unlawful or discriminatory, then the Corporation will not apply the favorable treatment at the time the Grantee’s Employment terminates due to the Grantee’s Retirement under clause (A)

above, and the RSUs will be treated as set forth in Section 2.1(a)(i), 2.1(b), 2.1(c) or the other provisions of this Section 2.1(a)(ii), as applicable.

(iii)	All RSUs that become vested under this Section 2.1(a) shall be Settled pursuant to Section 2.2 of this Agreement.

(b)
If the Grantee’s Employment terminates for any reason other than due to the Grantee’s death, Disability or Retirement, all then unvested RSUs (including any RSUs that are not Retirement RSUs) shall immediately terminate and be forfeited without consideration, and no shares of Class A Common Stock shall be delivered hereunder.

(c)
Unless otherwise agreed in writing between the Grantee and the Corporation or as otherwise determined by the Administrator at the time of grant or otherwise, the Grantee’s right to vest in the RSUs under the Plan, if any, will terminate effective as of the date that the Grantee is no longer actively providing services (even if still considered employed or engaged under local Law) and will not be extended by any notice period mandated under local Law (e.g., active Employment would not include a period of “garden leave” or similar period pursuant to local Law or the terms of the Grantee’s Employment agreement or service contract, if any), and all unvested RSUs shall immediately be forfeited upon such date.

Section 2.2.   Settlement of RSUs.

(a)
To the extent that an RSU becomes vested and the applicable Service Vesting Date has occurred, the applicable percentage of RSUs shall be Settled as soon as administratively practicable on or following the applicable Service Vesting Date. The Settlement of RSUs that become vested upon a termination of Employment due to Grantee’s Retirement, death or Disability or due to a Change in Control, as applicable, shall not be accelerated such that any such RSUs shall be Settled on the applicable Service Vesting Date as set forth on the RSU Grant Certificate that such RSUs would otherwise have become vested. The date on which any RSU is to be Settled hereunder is referred to as a “Delivery Date.”

(b)
On any Delivery Date, each vested RSU being Settled shall be cancelled in exchange for the Corporation delivering, or causing to be delivered by the Designated Service Recipient, to the Grantee either (i) the number of shares of Class A Common Stock equal to the number of RSUs that are to be Settled on such Delivery Date pursuant to Section 2.2(a) or (ii) an amount of cash, denominated in U.S. dollars, equal to the Fair Market Value of the foregoing number of shares of Class A Common Stock (a “Cash Payment”). The Administrator may elect in its sole discretion whether to Settle the RSUs in Class A Common Stock or by a Cash Payment. Any of the foregoing payments or deliveries shall in all instances be subject to Sections 4.4 and 4.6.

(c)
Subject to the provisions of this Article II relating to the number of RSUs that are to be Settled on any applicable Delivery Date and solely to the extent permitted under Section 409A, if applicable, the Corporation may impose such other conditions and procedures in relation to the Settlement of RSUs as it may reasonably determine.

Section 2.3.   No Dividend Payments. The RSUs granted to the Grantee hereunder do not include the right to receive any dividend payments.

ARTICLE III
RESTRICTIONS ON TRANSFERS AND OTHER LIMITATIONS

Section 3.1.   Transfer Restrictions on RSUs.

(a)	The Grantee may not Transfer all or any portion of the Grantee’s RSUs to any Person (including to any Permitted Transferee) without the prior written consent of the Administrator, which consent may be given or withheld, or made subject to such conditions (including the receipt of such legal or tax opinions and other documents that the Corporation may require) as determined by the Administrator.

(b)	Prior to a Transfer of any RSUs to any Person that the Administrator consents to, such Person must consent in writing to be bound by this Agreement and deliver such consent to the Administrator.

(c)	Any purported Transfer of RSUs that is not in accordance with this Section 3.1 is null and void.

Section 3.2.   Confidentiality and Restrictive Covenant Agreement. The Grantee acknowledges and agrees that the Grantee is bound by and will comply with the Confidentiality and Restrictive Covenant Agreement contained in Appendix C and any other similar agreements that the Grantee has entered into with the Designated Service Recipient, the Corporation, KKR Holdings L.P., KKR Holdings II, L.P., KKR Associates Holdings L.P., or any other member of the KKR Group, as applicable, as such agreements may be amended from time to time.  If the Grantee is a limited partner of KKR Holdings L.P., KKR Holdings II, L.P. or KKR Associates Holdings L.P., the Grantee further acknowledges and agrees that references to a Confidentiality and Restrictive Covenant Agreement in the limited partnership agreements of KKR Holdings L.P., KKR Holdings II L.P. and KKR Associates Holdings L.P. shall be deemed to include the Confidentiality and Restrictive Covenant Agreement contained in Appendix C hereto.

Section 3.3.    Post-Settlement Transfer Restrictions on Class A Common Stock.

The provisions of this Section 3.3 and any references to a Transfer Restricted Class A Common Stock shall not be applicable to the RSUs granted to the Grantee hereunder if so indicated on the RSU Grant Certificate.

(a)
The Grantee may not Transfer all or any portion of the Grantee’s Transfer Restricted Class A Common Stock (as defined below) (including to any Permitted Transferee) without the prior written consent of the Administrator, which consent may be given or withheld, or made subject to such conditions (including the receipt of such legal or tax opinions and other documents that the Corporation may require) as determined by the Administrator. Any permitted transfer pursuant to this Section 3.3(a) shall be made in accordance with Section 3.1.

(b)
A “Transfer Restricted Class A Common Stock” refers to all Class A Common Stock or Cash Payment delivered upon Settlement of a vested RSU until (i) the first anniversary of the applicable Service Vesting Date, in the case of 50% of such Class A Common Stock or Cash Payment and (ii) the second anniversary of such Service Vesting Date, in the case of the remaining 50% of such Class A Common Stock or Cash Payment; provided that if the Grantee has given or been given notice of termination of Grantee’s Employment, then the Administrator, in its sole discretion, may direct that any Class A Common Stock or Cash Payment that is then Transfer Restricted Class A Common Stock shall continue to be Transfer Restricted Class A Common Stock until the expiration of the later to occur of the Non-Compete Period (as defined in Appendix C) or the Non-Solicit Period (as defined in Appendix C) applicable to the Grantee, unless an earlier date is selected by the Administrator, in its sole discretion.

(c)
If the Grantee breaches in any significant or intentional manner, as determined by the Administrator in its sole discretion, any of the Grantee’s covenants in Appendix C, the Administrator, in its sole discretion, may direct that the Grantee forfeit all or a portion of the Transfer Restricted Class A Common Stock held by the Grantee.  If the Grantee’s Employment is terminated for Cause, as determined by the Administrator in its sole discretion, all Transfer Restricted Class A Common Stock held by the Grantee shall automatically be forfeited, unless otherwise determined by the Administrator, in its sole discretion.  The Grantee hereby consents and agrees to immediately surrender and deliver such Transfer Restricted Class A Common Stock to the Corporation, without the payment of any consideration, receipt of any further notice or fulfillment of any other condition.  Any forfeiture of Transfer Restricted Class A Common Stock pursuant to this Section 3.3(c) shall require no additional procedures on the part of the Corporation or its Affiliates.

(d)
Any purported Transfer of Transfer Restricted Class A Common Stock that is not in accordance with this Section 3.3 is null and void.  In the event of a property settlement or separation agreement between the Grantee and his or her spouse, the Grantee agrees that he or she shall use reasonable efforts to retain all of his or her RSUs and Transfer Restricted Class A Common Stock and shall reimburse his or her spouse for any interest he or she may have under this Agreement out of funds, assets or proceeds separate and distinct from his or her interest under this Agreement.

Section 3.4.   Minimum Retained Ownership Requirement.

The provisions of this Section 3.4 shall not be applicable to the RSUs granted to the Grantee hereunder if so indicated on the RSU Grant Certificate.

(a)
For so long as the Grantee retains his or her Employment, the Grantee (collectively with all Permitted Transferees, if applicable) must continuously hold an aggregate number of Class A Common Stock Equivalents (defined below) that is at least equal to the Minimum Retained Ownership Percentage of the cumulative amount of (x) all RSUs granted to the Grantee under this Agreement and (y) all other RSUs subject to a minimum retained ownership requirement that have been or are hereafter granted to the Grantee under the Plan, in each case, that have become vested pursuant to Section 2 (or similar provision in any other applicable grant agreement), prior to any net Settlement permitted by Section 4.6 (or similar provision in any other applicable grant agreement).

(b)
“Class A Common Stock Equivalents” means any combination of: (i) RSUs that are or become vested pursuant to Section 2 of this Agreement and shares of Class A Common Stock delivered upon Settlement of any such RSUs (even if they are Transfer Restricted Class A Common Stock) and (ii) RSUs subject to a minimum retained ownership requirement granted to the Grantee under the Plan that are or become vested pursuant to a provision similar to Section 2 of this Agreement and shares of Class A Common Stock delivered upon Settlement of any such RSUs (even if a provision similar to the transfer restrictions on Transfer Restricted Class A Common Stock has not yet been satisfied).

(c)
Any purported Transfer of any Class A Common Stock that would result in a violation of this Section 3.4 is null and void. Notwithstanding anything to the contrary contained in this Agreement (including, without limitation, Section 4.8) this Section 3.4 shall survive any termination of this Agreement.

Section 3.5.   Waiver of Restrictions.  The Administrator may, from time to time, waive the provisions of Section 3.3 or Section 3.4 of this Agreement, subject to the imposition of any conditions or further requirements, as determined by the Administrator in its sole discretion.  Without limiting the foregoing, to the extent the Administrator waives the application of Section 3.3 or Section 3.4, (i) equivalent restrictions on the Grantee’s other equity, if any, held in KKR Holdings L.P., KKR Holdings II L.P., the Corporation or any of their respective Affiliates (or any of their respective equity incentive plans) may be imposed and (ii) the Grantee hereby consents in advance to the imposition of such equivalent restrictions for purposes of the governing documents of Grantee’s other equity, if any, held in KKR Holdings L.P., KKR Holdings II L.P., the Corporation or any of their respective Affiliates (or any of their respective equity incentive plans).

ARTICLE IV
MISCELLANEOUS

Section 4.1.   Governing Law. This Agreement and RSU Grant Certificate shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without giving effect to any otherwise governing principles of conflicts of law that would apply the Laws of another jurisdiction.

Section 4.2.   Plan.  The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control.

Section 4.3.   Arbitration. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE U.S. FEDERAL AND STATE COURTS LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 4.3, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT.  Any controversy or claim arising out of or relating to this Agreement (or the breach thereof) shall be settled by arbitration conducted by a single arbitrator in New York, New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce.  If the parties to the dispute fail to agree on the selection of an arbitrator within 30 days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment.  The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  The arbitrators shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling the other party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, or enforcing an arbitration award. The Grantee irrevocably appoints the Secretary or General Counsel of the Corporation as such Grantee’s agent for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise such Grantee of any such service of process, shall be deemed in every respect effective service of process upon the Grantee in any such action or proceeding. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, to obtain interim relief or as otherwise required by law, neither a party nor an arbitrator may disclose the content or results of any arbitration hereunder without the prior written consent of the Corporation and the Grantee, other than general statements.

Section 4.4.   Remedies; Recoupment; Right to Set-Off.

(a)
The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies.  Said rights and remedies are given in addition to any other rights the parties may have by Law or under the terms of any other applicable agreement.

(b)
To the extent required or advisable, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules promulgated thereunder and any other similar Laws  including, as applicable, but not limited to the European Directives 2011/61/EU, 2013/36/EU and 2014/91/EU, the Administrator may specify in any other document or a policy to be incorporated into this Agreement by reference, that the Grantee’s rights, payments, and benefits with respect to RSUs awarded hereunder and/or Class A Common Stock delivered to the Grantee in respect of RSUs awarded hereunder shall be subject to reduction, cancellation, forfeiture or recoupment.

(c)
The Grantee further acknowledges and agrees that KKR Group shall have the right to clawback, forfeit, cancel, recoup, reduce or set-off any distribution or payment that is due or payable (or that the Administrator reasonably determines may become due or payable) to the Grantee pursuant to any agreement with the KKR Group (including but not limited to partnership agreements of KKR Holdings L.P., KKR Holdings II L.P. and KKR Associates Holdings L.P.) or otherwise for the purpose of fulfilling any present or future obligation or liability of whatever nature (whether matured or unmatured, absolute or contingent) that the Grantee has to make (or that the Administrator reasonably determines may become such an obligation or liability to make) any payment or contribution to the KKR Group, regardless of whether the payment or contribution is currently due or payable, or may be due or payable in the future, whether in advance of or without adjudication (provided that the Administrator must act in good faith when determining any contribution or payment that may become due or payable as a result of damage to the KKR Group arising from a breach by Grantee of any of Grantee’s agreements with the KKR Group or other wrongdoing), and notwithstanding any other agreements between the Grantee and the KKR Group entered into prior to the date hereof.

Section 4.5.   Amendments and Waivers.

(a)
This Agreement (including the RSU Grant Certificate and Appendices A through D attached hereto, as applicable) may be amended, supplemented, waived or modified only in accordance with Section 4(b) of the Plan or Section 13 of the Plan, as applicable, or as may be required for purposes of compliance or enforceability with applicable local Law; provided, however, that the RSU Grant Certificate shall be deemed amended from time to time to reflect any adjustments provided for under the Plan.

(b)
No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 4.6.     Withholding.

(a)           The provisions of Section 4(d) of the Plan are incorporated herein by reference and made a part hereof. Regardless of any action the Corporation or the Designated Service Recipient takes with respect to any or all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and may exceed the amount, if any, actually withheld by the Corporation or the Designated Service Recipient.  The Grantee further acknowledges that the Corporation and/or the Designated Service Recipient (1) make no representations or undertakings regarding the treatment of any Tax-Related Items and (2) are under no obligation to structure the terms of the RSUs to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Furthermore, if the Grantee is subject to tax in more than one jurisdiction, the Grantee acknowledges that the Corporation and the Designated Service Recipient (or former Designated Service Recipient) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. The Corporation may refuse to issue or deliver Class A Common Stock, the Cash Payment or the proceeds of the sale of Class A Common Stock, if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items as set forth in this Section 4.6.

(b)           Prior to any relevant taxable or tax withholding event, as applicable, the Grantee will pay or make adequate arrangements satisfactory to the Corporation and/or the Designated Service Recipient to satisfy all Tax-Related Items.  In this regard, the Grantee authorizes the Corporation and/or the Designated Service Recipient or their respective agents to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)	withholding from the Cash Payment, the Grantee’s wages or other cash compensation paid to the Grantee by the Corporation and/or the Designated Service Recipient; or

(ii)
withholding from proceeds of the sale of Class A Common Stock delivered upon Settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Corporation (on the Grantee’s behalf pursuant to this authorization); or

(iii)	withholding in Class A Common Stock to be delivered upon Settlement of the RSUs.

The Corporation may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates in the Grantee’s jurisdiction(s), in which case the Grantee may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Class A Common Stock.  If the obligation for Tax-Related Items is satisfied by withholding in Class A Common Stock, the Grantee is deemed to have been issued the full number of shares of Class A Common Stock subject to the Settled Class A Common Stock, notwithstanding that a number of shares of Class A Common Stock are held back solely for the purpose of paying the Tax-Related Items. Finally, the Grantee shall pay to the Corporation or the Designated Service Recipient any amount of Tax-Related Items that the Corporation or the Designated Service Recipient may be required to withhold or account for as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described.

Section 4.7.   Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified):

(a)	If to the Corporation, to:

KKR & Co. Inc.
9 West 57th Street, Suite 4200
New York, New York 10019
U.S.A.
Attention: General Counsel and Secretary

(b)	If to the Grantee, to the most recent address for the Grantee in the books and records of the Corporation or the Designated Service Recipient, as applicable.

Section 4.8.   Entire Agreement; Termination of Agreement; Survival.

(a)
This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, pertaining thereto. The Grantee acknowledges that the grant of RSUs provided for under this Agreement is in full satisfaction of any and all grants of equity or equity-based awards that representatives of the Corporation or its Affiliates, on or prior to the date hereof, may have informed the Grantee that such Grantee is entitled to receive.

(b)
This Agreement shall terminate when the Grantee and all Permitted Transferees cease to hold any of the RSUs or Transfer Restricted Class A Common Stock that have been granted or delivered, as applicable, hereunder. Notwithstanding anything to the contrary herein, this Article IV shall survive any termination of this Agreement.

Section 4.9.   Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party.  Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 4.10.   Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.

Section 4.11.   Appendices. Appendices A, B, C and D constitute part of this Agreement.  Notwithstanding the provisions of this Article IV, the provisions of Sections 10 through 19 (inclusive) of Appendix C shall govern solely with respect to, and shall be applicable only to the interpretation, administration and enforcement of the provisions of Appendix C, but not to any other provisions of this Agreement or any other Appendix.

Section 4.12.   Further Assurances. The Grantee shall perform all other acts and execute and deliver all other documents as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

Section 4.13.   Section 409A; Employment with Designated Service Recipient.

(a)
This Section 4.13(a) applies to Grantees who are U.S. tax residents (such as, a U.S. citizen, green card holder or a U.S. tax resident under the substantial presence test) to the extent applicable.  All references to any “separation from service” or termination of the Employment of or the services to be provided by the Grantee, shall be deemed to refer to a “separation from service” within the meaning of Section 409A, if applicable.  Notwithstanding anything herein to the contrary, (i) if at the time of the Grantee’s termination of Employment the Grantee is a “specified employee” as defined in Section 409A of the Code and the deferral of the commencement of any payments or delivery of Class A Common Stock otherwise payable or provided hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A, then, to the extent that Section 409A applies to the RSUs, the Corporation will defer the commencement of the payment of any such payments or delivery hereunder (without any reduction in such payments or delivery of Class A Common Stock ultimately paid or provided to the Grantee) until the date that is six months following the Grantee’s termination of Employment (or the earliest date as is permitted under Section 409A) and (ii) if any other payments or other deliveries due to the Grantee hereunder could cause the application of an accelerated or additional tax under Section 409A, such payments or other deliveries shall be deferred if deferral will make such payment or other delivery compliant under Section 409A, or otherwise such payment or other delivery shall be restructured, to the extent possible, in a manner, determined by the Administrator, that does not cause such an accelerated or additional tax.  The Corporation shall use commercially reasonable efforts to implement the provisions of this Section 4.13(a) in good faith; provided that none of the Corporation, the Administrator nor any of the Corporation’s or KKR Group’s, as applicable, employees, directors or representatives shall have any liability to the Grantee with respect to this Section 4.13(a).

(b)
Nothing in this Agreement shall be deemed to obligate the Corporation, Designated Service Recipient or any other member of the KKR Group, as applicable, to employ the Grantee in any capacity whatsoever or to prohibit or restrict the Corporation, Designated Service Recipient or any other member of the KKR Group, as applicable, from terminating the Grantee’s Employment at any time or for any reason whatsoever, with or without Cause.

Section 4.14.   Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Agreement.

[Rest of page intentionally left blank]

IN WITNESS WHEREOF, the Corporation has executed this Agreement as of the date specified under the signature of the Grantee.

KKR & CO. INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the undersigned Grantee has caused this counterpart signature page to this Agreement to be duly executed as of the date specified under the signature of the Grantee.

“GRANTEE”

Electronic Signature

Name: Participant Name

Dated: Grant Date

APPENDIX A

DEFINITIONS

In addition to the defined terms set forth in the Plan, the following terms shall have the following meanings for purposes of the Agreement:

“Cause” means, with respect to the Grantee, the occurrence or existence of any of the following as determined fairly on an informed basis and in good faith by the Administrator: (i) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct by the Grantee against any member of the KKR Group (including the Corporation) or a Portfolio Company (as defined below), (ii) a Regulatory Violation that has a material adverse effect on (x) the business of any member of the KKR Group or (y) the ability of the Grantee to function as an employee, associate or in any similar capacity (including consultant) with respect to the KKR Group, taking into account the services required of the Grantee and the nature of the business of the KKR Group, or (iii) a material breach by the Grantee of a material provision of any Written Policies & Agreements or the deliberate failure by the Grantee to perform the Grantee’s duties to the KKR Group, provided that in the case of this clause (iii), the Grantee has been given written notice of such breach or failure within 45 days of the KKR Group becoming aware of such breach or failure and, where such breach or failure is curable, the Grantee has failed to cure such breach or failure within (A) 15 days of receiving notice thereof or (B) such longer period of time, not to exceed 30 days, as may be reasonably necessary to cure such breach or failure provided that the Grantee is then working diligently to cure such breach or failure; and provided further, that if such breach or failure is not capable of being cured, the notice given to the Grantee may contain a date of termination that is earlier than 15 days after the date of such notice.

“Designated Service Recipient” means any member of the KKR Group that employs the Grantee or with which the Grantee is similarly associated.

“Disability” means, as to any Person, such Person’s inability to perform in all material respects such Person’s duties and responsibilities to the KKR Group by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Administrator may reasonably determine in its sole discretion.

“Employment” means the Grantee’s employment (including any similar association determined by the Administrator to constitute employment for purposes of this Agreement) with the Designated Service Recipient or any other member of the KKR Group.

“Group Partnership” means KKR Group Partnership L.P., a Cayman Island exempted limited partnership, along with its successor and any other legal entity designated in the future as a “Group Partnership” by the Corporation.

“KKR Group” means (i) the Corporation and KKR Management LLP (and its successors), (ii) any direct or indirect subsidiaries of the Corporation, including but not limited to the Group Partnership and its direct and indirect subsidiaries (not including Portfolio Companies), (iii) KKR Holdings L.P. and KKR Associates Holdings L.P., their respective general partners, and the direct or indirect subsidiaries of KKR Holdings L.P. and KKR Associates Holdings L.P., respectively, and (iv) any investment fund, account or vehicle that is managed, advised or sponsored by any member of the KKR Group (the “Funds”).

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order issued or promulgated by any national, supranational, state, federal, provincial, local or municipal government or any administrative or regulatory body with authority therefrom with jurisdiction over the Corporation or any Grantee, as the case may be.

“Minimum Retained Ownership Percentage” means the percentage set forth on the RSU Grant Certificate.

“Permitted Transferee” means (A) any person who is a “family member” of the Grantee, as such term is used in the instructions to Form S-8 under the Securities Act of 1933, as amended, or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Grantee and his or her Immediate Family Members; (C) a partnership or limited

A-1

liability company whose only partners or stockholders are the Grantee and his or her Immediate Family Members;  (D) a beneficiary to whom donations are eligible to be treated as “charitable contributions” for federal income tax purposes; or (E) any other Person the Administrator consents to.

“Person” means any individual, corporation, partnership, limited liability company, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity of any nature whatsoever.

“Portfolio Company” means any portfolio companies, joint ventures or affiliated investments that are held as such by the KKR Group.

“Regulatory Violation” means, with respect to the Grantee (i) a conviction of the Grantee based on a trial or by an accepted plea of guilt or nolo contendere of any felony or misdemeanor crime involving moral turpitude, false statements, misleading omissions, forgery, wrongful taking, embezzlement, extortion or bribery, (ii) a final determination by any court of competent jurisdiction or governmental regulatory body (or an admission by the Grantee in any settlement agreement) that the Grantee has violated any U.S. federal or state or comparable non-U.S. securities laws, rules or regulations or (iii) a final determination by self-regulatory organization having authority with respect to U.S. federal or state or comparable non-U.S. securities laws, rules or regulations (or an admission by the Grantee in any settlement agreement) that the Grantee has violated the written rules of such self-regulatory organization that are applicable to any member of the KKR Group.

“Retirement” means the resignation by the Grantee of the Grantee’s Employment with the KKR Group (other than for Cause), on or after the date that the Grantee’s age, plus the Grantee’s years of Employment with the KKR Group equals at least 80.

“Retirement RSUs” means, with respect to any Grantee whose Employment terminates due to Retirement, any RSUs with a Service Vesting Date that would, if the Grantee’s Employment were not so terminated, occur within two years after the date of such termination due to Retirement.

“RSU Grant Certificate” means the RSU Grant Certificate delivered to the Grantee and attached to this Agreement, as the same may be modified pursuant to Section 4.5(a) of the Agreement.

“Section 409A” means Section 409A of the U.S. Internal Revenue Code of 1986, as the same may be amended from time to time, and the applicable regulations, including temporary regulations, promulgated under such Section, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Service Vesting Date” means, with respect to any RSU, the date set forth in the RSU Grant Certificate as the “Service Vesting Date.”

“Settle”, “Settled” or “Settlement” means the discharge of the Corporation’s obligations in respect of an RSU through the delivery to the Grantee of (i) Class A Common Stock or (ii) a Cash Payment, in each case in accordance with Article II.

“Transfer” or “Transferred” means with respect to any RSU or Class A Common Stock, as applicable, any (i) sale, assignment, transfer or other disposition thereof or any interests therein or rights attached thereto, whether voluntarily or by operation of Law, or (ii) creation or placement of any mortgage, claim, lien, encumbrance, conditional sales or other title retention agreement, right of first refusal, preemptive right, pledge, option, charge, security interest or other similar interest, easement, judgment or imperfection of title of any nature whatsoever.

“Written Policies & Agreements” means the written policies of the KKR Group included in its employee manual, code of ethics and confidential information and information barrier policies and procedures and other documents relating to the Grantee’s Employment with the KKR Group, as applicable, and any agreements between the Grantee and a member of the KKR Group relating to the Grantee’s Employment with the KKR Group, including but not limited to an employment agreement, if any, and the Confidentiality and Restrictive Covenant Agreement.

A-2

APPENDIX B

ADDITIONAL TERMS AND CONDITIONS

APPENDIX C

CONFIDENTIALITY AND RESTRICTIVE COVENANT OBLIGATIONS

APPENDIX D

GRANTEE CONSENT